EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE 2008

OPERATIONAL PERFORMANCE

HOUSTON, July 1, 2008 - Continental Airlines (NYSE: CAL) today reported a June consolidated (mainline plus regional) load factor of 83.6 percent, 2.1 points below the June 2007 consolidated load factor, and a mainline load factor of 84.1 percent, 2.0 points below the June 2007 mainline load factor. In addition, the carrier reported a domestic mainline June load factor of 85.9 percent, 1.8 points below the June 2007 domestic load factor, and an international mainline load factor of 82.4 percent, 2.0 points below June 2007.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 67.5 percent and a mainline segment completion factor of 99.2 percent.

In June 2008, Continental flew 8.6 billion consolidated revenue passenger miles (RPMs) and 10.3 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic decrease of 0.1 percent and a capacity increase of 2.5 percent as compared to June 2007. In June 2008, Continental flew 7.7 billion mainline RPMs and 9.2 billion mainline ASMs, resulting in a mainline traffic decrease of 0.9 percent and a mainline capacity increase of 1.4 percent as compared to June 2007. Domestic mainline traffic was 4.0 billion RPMs in June 2008, down 3.9 percent from June 2007, and domestic mainline capacity was 4.6 billion ASMs, down 1.9 percent from June 2007.

For June 2008, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.0 and 5.0 percent compared to June 2007, while mainline passenger RASM is estimated to have increased between 3.5 and 4.5 percent compared to June 2007. For May 2008, consolidated passenger RASM increased 7.2 percent compared to May 2007, while mainline passenger RASM increased 6.4 percent compared to May 2007.

Continental ended the second quarter of 2008 with unrestricted cash and short-term investments balance of $3.41 billion. This balance includes net proceeds from the sale of 11 million shares of Continental's Class B Common Stock as well as net proceeds from a term loan facility to finance pre-delivery deposits for new aircraft. The balance excludes all student loan-related auction rate securities.

On July 11, Continental expects to announce special charges recorded for the second quarter of 2008 related to its previously announced capacity reductions planned for later in 2008, including potential non-cash impairments on owned aircraft and related spare parts.  Continental also expects to announce on that date other special items recorded during the second quarter relating to gains on the sale of its investment in COPA and on aircraft sold during the quarter and an adjustment to fair value of its investment in student loan-related auction rate securities.

In connection with Continental's previously announced capacity reductions, Continental also anticipates that it will record additional accounting charges in the third quarter of 2008 and beyond relating to future costs of those reductions, including lease costs on grounded aircraft, severance and continuing medical coverage for furloughed employees and other associated costs.  Continental is not able at this time to estimate the amount and timing of these future charges.

Continental's regional operations had a June load factor of 79.7 percent, 3.1 points below the June 2007 regional load factor. Regional RPMs were 922.6 million and regional ASMs were 1,158.2 million in June 2008, resulting in a traffic increase of 7.5 percent and a capacity increase of 11.7 percent versus June 2007.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 145 domestic and 138 international destinations. More than 550 additional points are served via SkyTeam alliance airlines.  With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 69 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For the fifth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2008 list of World's Most Admired Companies. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2007 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's high leverage, the significant cost of aircraft fuel, the company's transition to a new global alliance, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
JUNE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	3,951,143	4,110,835	-3.9	Percent

International	3,755,613	3,665,094	2.5	Percent
Transatlantic	2,096,219	1,968,892	6.5	Percent
Latin America	1,043,015	1,011,465	3.1	Percent
Pacific	616,379	684,737	-10.0	Percent

Mainline	7,706,756	7,775,929	-0.9	Percent
Regional	922,577	857,903	7.5	Percent
Consolidated	8,629,333	8,633,832	-0.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,598,795	4,688,256	-1.9	Percent

International	4,559,873	4,343,952	5.0	Percent
Transatlantic	2,576,315	2,329,543	10.6	Percent
Latin America	1,225,627	1,203,330	1.9	Percent
Pacific	757,931	811,079	-6.6	Percent

Mainline	9,158,668	9,032,208	1.4	Percent
Regional	1,158,157	1,036,474	11.7	Percent
Consolidated	10,316,825	10,068,682	2.5	Percent
PASSENGER LOAD FACTOR
Domestic	85.9 Percent	87.7 Percent	-1.8	Points

International	82.4 Percent	84.4 Percent	-2.0	Points
Transatlantic	81.4 Percent	84.5 Percent	-3.1	Points
Latin America	85.1 Percent	84.1 Percent	1.0	Points
Pacific	81.3 Percent	84.4 Percent	-3.1	Points

Mainline	84.1 Percent	86.1 Percent	-2.0	Points
Regional	79.7 Percent	82.8 Percent	-3.1	Points
Consolidated	83.6 Percent	85.7 Percent	-2.1	Points
ONBOARD PASSENGERS
Mainline	4,471,867	4,614,437	-3.1	Percent
Regional	1,672,743	1,575,291	6.2	Percent
Consolidated	6,144,610	6,189,728	-0.7	Percent
CARGO REVENUE TON MILES (000)
Total	85,791	83,488	2.8	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	21,811,154	22,269,204	-2.1	Percent

International	20,128,463	18,886,084	6.6	Percent
Transatlantic	10,343,285	9,342,794	10.7	Percent
Latin America	6,211,286	5,771,671	7.6	Percent
Pacific	3,573,892	3,771,619	-5.2	Percent

Mainline	41,939,617	41,155,288	1.9	Percent
Regional	5,085,360	4,917,841	3.4	Percent
Consolidated	47,024,977	46,073,129	2.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	26,160,929	26,652,881	-1.8	Percent

International	26,049,864	23,885,510	9.1	Percent
Transatlantic	13,703,987	11,871,955	15.4	Percent
Latin America	7,588,480	7,157,044	6.0	Percent
Pacific	4,757,397	4,856,511	-2.0	Percent

Mainline	52,210,793	50,538,391	3.3	Percent
Regional	6,547,523	6,302,603	3.9	Percent
Consolidated	58,758,316	56,840,994	3.4	Percent
PASSENGER LOAD FACTOR
Domestic	83.4 Percent	83.6 Percent	-0.2	Points

International	77.3 Percent	79.1 Percent	-1.8	Points
Transatlantic	75.5 Percent	78.7 Percent	-3.2	Points
Latin America	81.9 Percent	80.6 Percent	1.3	Points
Pacific	75.1 Percent	77.7 Percent	-2.6	Points

Mainline	80.3 Percent	81.4 Percent	-1.1	Points
Regional	77.7 Percent	78.0 Percent	-0.3	Points
Consolidated	80.0 Percent	81.1 Percent	-1.1	Points
ONBOARD PASSENGERS
Mainline	25,195,745	25,362,313	-0.7	Percent
Regional	9,204,625	8,934,174	3.0	Percent
Consolidated	34,400,370	34,296,487	0.3	Percent
CARGO REVENUE TON MILES (000)
Total	524,530	507,318	3.4	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JUNE	2008	2007	Change
On-Time Performance [1]	67.5%	67.9%	(0.4)	Points
Completion Factor [2]	99.2%	99.0%	0.2	Points
May 2008 year-over-year consolidated RASM change			7.2	Percent
May 2008 year-over-year mainline RASM change			6.4	Percent
June 2008 estimated year-over-year consolidated RASM change			4.0 - 5.0	Percent
June 2008 estimated year-over-year mainline RASM change			3.5 - 4.5	Percent
June 2008 estimated average price per gallon of fuel, including fuel taxes			3.72	Dollars
Second Quarter 2008 estimated average price per gallon of fuel, including fuel taxes			3.46	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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